Exhibit 99.8


         FORM OF INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

    (accompanying letter from brokers or other nominees to beneficial owners)

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Class A
Common Stock, without par value (the "Class A Common Stock"), of Union Acceptance Corporation (the "Company").

     This will instruct you regarding exercising Rights to purchase the Class A Common Stock distributed with respect to each of the Company's Class A Common Stock and Class B Common Stock, without par value, held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Union Acceptance Corporation Subscription Rights Certificates" (the "Instructions").

box 1. [ ] Please do not exercise Rights for shares of the Class A Common Stock.

box 2. [ ] Please exercise Rights for shares of the Class A Common Stock as set forth below:

                              NUMBER
                                OF         SUBSCRIPTION
                              SHARES          PRICE           PAYMENT
                              ------       ------------       -------

  Basic Subscription Right*:  _____   X    $__________   =   $ ________ (Line 1)

  Oversubscription Right:     _____   X    $__________   =   $ ________ (Line 2)

                                       Total Payment Required = $ ________
                                         (Sum of Lines 1 and 2; must equal total
                                           of amounts in boxes 4 and 5 below)

* YOU MAY PURCHASE ONE (1) SHARE FOR EACH RIGHT YOU HOLD.

box 3. [ ] Payment in the following amount is enclosed: $_______________

box 4. [ ] Please deduct payment from the following account maintained by you as follows:

------------------------------     ---------------------------------------------
       Type of Account                              Account No.

   Amount to be deducted:     $
                               -------------------------------------------------


box 5.[ ]      Please  transfer  my Rights and issue a new  Subscription  Rights
               Certificate evidencing such transferred Rights pursuant to and in accordance with my instructions  set forth below. The undersigned hereby  certifies to you, the Company,  and  Computershare  Trust
               Company  of  New  York  (the  Subscription  Agent),   subject  to
               penalties of perjury, that the transferee named below is an Affiliate or Related Party (as those terms are defined in the Prospectus and related Instructions). Unless other instructions are provided herewith, the Subscription Rights Certificate for the Rights transferred should be delivered to the address provided below.

                Number of Rights to be Transferred:
                                                   -----------------------------
                Name of Transferee:
                                   ---------------------------------------------

                Address for Delivery of Certificate for Transferred Rights:

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Date: __________________, 2001         _________________________________________
                                       Signature (s)


                                        (Please   sign   exactly  as  your  name
                                        appears above.  Joint owners should each
                                        sign   personally.   Where   applicable,
                                        please indicate your official position or representative capacity.)


                                        Please type or print name(s) below

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